UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

SPIRE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)    On May 20, 2014, Spire Corporation (the “Company”) held a Special Meeting in Lieu of Annual Meeting of Stockholders.  At the close of business on April 2, 2014, the voting record date, there were 9,207,874 shares of Company common stock outstanding and entitled to vote. At the meeting, 8,161,242, or 88.63%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

(b)    At the meeting, stockholders voted on the following:

(i)    Proposal Number 1

The number of directors was fixed at seven.  Udo Henseler, David R. Lipinski, Mark C. Little, Roger G. Little, Michael J. Magliochetti, and Roger W. Redmond were elected to the Board of Directors, leaving one vacancy, to hold office until the 2015 annual meeting of stockholders. The results for Proposal Number 1 were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Udo Henseler	5,019,411	20,335	20,880	3,100,616
David R. Lipinski	5,017,161	22,785	20,680	3,100,616
Mark C. Little	4,936,052	117,194	7,380	3,100,616
Roger G. Little	4,941,283	98,143	21,200	3,100,616
Michael J. Magliochetti	5,015,518	24,408	20,700	3,100,616
Roger W. Redmond	5,017,817	22,109	20,700	3,100,616

(ii)    Proposal Number 2

Stockholders ratified the selection of McGladrey LLP to act as the Company's independent registered public accountants for the fiscal year ending December 31, 2014. The results for Proposal Number 2 were as follows:

For	Against	Abstained	Broker Non-Votes
7,852,043	13,671	295,528	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: May 27, 2014	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer